Exhibit 10.4

NOVELL, INC.
2009 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

        This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of _________ __, 20___ (the “Date of Grant”), is delivered by Novell, Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

        A.     The Novell, Inc. 2009 Omnibus Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. Pursuant to the Non-Employee Director Remuneration and Expense Reimbursement Summary, approved by the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board has approved a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is available on the Company’s intranet site at https://innerweb.novell.com/organizations/finance/shareholder_services/.

        B.        The Plan is administered by the Committee (as defined in the Plan).

        NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.     Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase ___________ shares of common stock of the Company (“Shares”) at an exercise price of $_________ per Share. The Option shall become exercisable according to Paragraph 2 below and its term shall be as set forth in Paragraph 3 below. In no event, however, will the Option expire later than the Termination Date (as defined below in Paragraph 3).

2.     Exercisability of Option.

        (a)     Except as otherwise provided in subparagraphs 2(b) or 2(c) below, the Option shall vest and become exercisable over two (2) years with 50% of the Shares subject to the Option vesting on the first annual anniversary of the Date of Grant and 50% of the Shares subject to the Option vesting on the second annual anniversary of the Date of Grant, provided that the Grantee is a Director (as defined in the Plan) of the Company on such dates.

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

        (b)     Immediately upon the Grantee’s death while a Director of the Company, the Option shall vest and become exercisable with respect to all Shares that would have vested during the twelve (12) months following such death if the Grantee had remained a Director of the Company.

        (c)     Immediately upon the effective date of the Retirement (as defined below) of the Grantee (i.e., the last date of the Grantee’s service as a Director of the Company), the Option shall vest and become exercisable. For purposes hereof, “Retirement” means a person who resigns as a Director of the Company at an age of 73 or older.

3.     Term of Option.

        (a)     The Option shall have a term of eight (8) years from the Date of Grant and shall terminate at the expiration of that period (the “Termination Date”), unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

        (b)     The Option shall automatically terminate upon the happening of the first of the following events:

                 (i)     The expiration of the six-month period after the Grantee ceases to be a Director of the Company if the departure from the Board is for any reason other than death, Retirement, Disability (as defined below), or Cause (as defined in the Plan).

                 (ii)     The expiration of the one-year period after the Grantee ceases to be a Director of the Company if the Grantee dies while serving as a Director of the Company.

                 (iii)     The expiration of the one-year period after the Grantee ceases to be a Director of the Company on account of the Grantee’s Retirement from the Board.

                 (iv)     The expiration of the one-year period after the Grantee ceases to be a Director of the Company on account of the Grantee’s Disability. For purposes hereof, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                 (v)     The date on which the Grantee ceases to be a Director of the Company for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee ceases to be a Director, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the eighth (8th) anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be a Director of the Company shall immediately terminate.

4.     Exercise Procedures.

        (a)     Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by (i) delivering to the Shareholder Services Department of the Company written notice of intent to exercise (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), the method of payment, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan; (ii) through use of the on-line service designated by the Company (currently E*TRADE stock Plans); or (iii) through the services of a broker of the Director’s own choosing, who will contact the Shareholder Services Department to make the necessary arrangements . A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the aggregate exercise price. The aggregate exercise price of any exercised Option shall be payable to the Company in accordance with one of the following methods: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares, which have been owned by the Grantee for at least six months prior to such delivery, having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the aggregate exercise price; (iii) by a cashless (broker-assisted) exercise; (iv) by any combination of (i), (ii) and (iii); or (v) any other method approved or accepted by the Committee in its sole discretion. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company for the payment of the aggregate exercise price.

        (b)     The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

        (c)     All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

5.     Change of Control. If a Change of Control (as defined in the Plan) occurs, the provisions of the Plan applicable to a Change of Control shall apply to the Option.

6.     Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.     Nature of Grant. In accepting the Option, the Grantee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated at any time, unless otherwise provided in the Plan and this Agreement; (ii) the grant of the Option does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past; (iii) all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Board; (iv) the Grantee is voluntarily participating in the Plan; (v) in the event that the Grantee is not an employee of the Company, an Affiliate, or a Subsidiary, the Option grant will not be interpreted to form an employment contract or relationship with the Company or with any Affiliate or Subsidiary; (vi) the future value of the underlying Shares is unknown and cannot be predicted with certainty; and (vii) the value of Shares acquired upon vesting may increase or decrease in value, and no claim or entitlement to compensation or damages shall arise from the termination of the Option or from any diminution in value of the Option or Shares received upon vesting of the Option, and the Grantee irrevocably releases the Company and all Affiliates and Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

8.     Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.     No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement or the Plan, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and Affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11.     Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

12.     Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of Director of Shareholder Services at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to the Grantee at the residential address written beneath the Grantee’s name below. The Grantee agrees to notify the Company in writing upon any change in such residential address. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the applicable postal service.

        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

NOVELL, INC.

By:________________________________
Name:______________________________
Title:_______________________________

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:______________________________
Print Name:___________________________
Residential Address:___________________________
___________________________
___________________________